Exhibit 10.6

FIRST AMENDMENT TO THE LICENSE AGREEMENT

This First Amendment (the “Amendment”), dated as set forth on the signature page below and effective as of January 6, 2016 is being entered into between: IASO BioMed, Inc., a Colorado corporation (the “Licensee”), and herein acting and represented by its duly authorised representatives (hereinafter, called “Licensee”), and The Royal Institution for the Advancement of Learning/McGill University, a Canadian University and herein acting and represented by its duly authorised representatives (hereinafter, called “McGill”), and amends the License Agreement, effective as of January 6, 2016 between McGill and Licensee (the “License Agreement”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the License Agreement.

WITNESSETH

WHEREAS, Licensee and McGill entered into the Licensing Agreement providing for the issuance of 5% Non-dilutable equity until Series A financing;

WHEREAS, as of the date hereof, the Licensee has 33,052,632 shares of common stock issued and outstanding, Five Percent (5%) of which (1,652,632 shares of common stock) are to be issued in the name of McGill;

WHEREAS, Licensee and McGill have agreed to amend the License Agreement by revising Appendix D (Royalties) to provide for a fixed payment of an additional Three Hundred Thousand (300,000) shares of common stock, par value $.0001, of Licensee in lieu of the fixed Non-dilutable equity grant of five (5%) percent as set forth therein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	Amendments to the License Agreement. The License Agreement shall hereby be amended as follows:

a.	The third paragraph of Appendix D (Royalties) beginning with “Equity: 5% non-dilutable until...” shall be deleted in its entirety and replaced by the following:

“Equity: Licensee shall issue to McGill a total of 1,952,632 shares of common stock, par value $.0001 per share.”

2.       Stock Issuance. Within thirty (30) days from the execution of this Amendment,

Licensee shall issue One Million Nine Hundred and Fifty-Two Thousand Six Hundred and Thirty Two (1,952,632) shares of its common stock, par value $.0001 (the “Common Stock”) to McGill in the name of The Royal Institution for the Advancement of Learning/McGill University deliver a certificate representing the same to the address set forth below. Such shares of Common Stock represented by the certificate, shall be, upon issuance, duly authorized, fully paid for and non- assessable.

3.       Miscellaneous.

a.	Full Force and Effect. Except as expressly set forth in this Amendment, no other provision of the Research Agreement shall be changed, altered or modified and the Research Agreement, except as amended, shall remain in full force and effect.

b.	Dispute Resolution and Arbitration. In the event of any dispute arising out of or relating to this Amendment, the affected party shall promptly notify the other party (“Notice Date”), and the parties shall attempt in good faith to resolve the matter. Any disputes not so resolved shall be referred to senior executives, who shall meet at a mutually acceptable time and location within thirty (30) days of the Notice Date and shall attempt to negotiate a settlement. If the senior executives fail to meet within thirty (30) days of the Notice Date, or if the matter remains unresolved for a period of sixty (60) days after the Notice Date, the parties hereby irrevocably agree to submit the matter to arbitration in accordance with the provisions of articles 940-952 of Québec's Code of Civil Procedure, in Montreal (Quebec). There shall be one arbitrator, jointly appointed by the parties. If the parties do not agree on the appointment of the arbitrator, the civil courts of Quebec will appoint the arbitrator in accordance with the provisions of Quebec’s Code of Civil Procedure. The costs of the arbitrator shall be divided equally between the parties. The arbitrator’s decision shall be final and binding, and there shall be no appeal from the decision.

c.	Assignment. None of the rights or obligations of this Amendment may be assigned by either Party without the prior written consent of the other Party. Such consent shall not be unreasonably withheld.

d.	Entire Agreement. The terms and promises contained in this Amendment constitutes the entire agreement and understanding between the Parties and shall supersede all previous communications, representations, agreements or understandings either oral or written, between the Parties hereto with respect to the subject matter hereof and no agreement or understanding varying or extending this Amendment will be binding upon either Party hereto, unless in writing.

e.	Force Majeure. Neither McGill nor Licensee shall be in default under the terms of this Amendment as a result of failure or delay in performance provided such delay or failure is caused by events that are beyond the reasonable control of a Party. Causes deemed to be beyond the control of the parties shall include, but not be limited to, revolutions, civil disobedience, fires, acts of God, war, embargoes, strikes or other labour disputes, laws, governmental, administrative or judicial orders, proclamations, regulations, ordinances, demands, or requirements.

f.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the province of Quebec and the laws of Canada applicable therein.

g.	Headings. The section and subsection headings used in this Amendment are to be used only for convenience and reference. Such titles and headings shall not define or limit the scope of sections or subsections of this Amendment, and shall not affect the construction or interpretation of any of such sections or subsections.

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h.	Independence of the Parties. McGill and Licensee are independent entities engaged in independent businesses, and neither Party nor any agent or employee of either Party shall be regarded as an agent or employee of the other. Nothing herein shall be construed as reserving to either Party the right to control the other in the conduct of its employees or business, nor shall either Party have the authority to make any promise guarantee, warranty or representation which will create any obligation or liability whatsoever, whether express or implied, on behalf of the other This Amendment does not establish a joint venture, agency or partnership between the parties, nor created an employer-employee relationship.

i.	Notices. All notices, reports, payments, requests, consents, demands, and other communications between McGill and Licensee pertaining to this Amendment, shall be in writing and shall be deemed duly given and effective (a) when actually received by mail or personal delivery, or (b) when mailed by prepaid registered or certified mail to the receiving Party at the address set forth below, or sent by email with a notice of receipt, or to such other address as may be later designated by written notice by either Party.

McGill’s Notification Address:	Licensee Notification Address:
Office of the Vice-Principal	IASO Biomed, Inc.
(Research and International Relations)
McGill University
845 Sherbrooke Street West, Room 429,	7315 East Peakview Avenue
James Administration Building,	Centennial, CO 80111
Montreal, Quebec, H3A 0G4, Canada	USA
Attn: Associate Director IDEA	Attn: President
Email: mark.weber2@mcgill.ca	Email: RSchell@iasobiomed.com

j.	Severability. The provisions of this Amendment are severable, and should any provision(s) of this Amendment be determined by Amendment of the Parties or by a court of competent jurisdiction, to be illegal, invalid or unenforceable, the parties and the court shall have the right to strike the provision(s) or modify the provision(s) within the original intent of the parties, to make the provision valid and enforceable. All other provisions of this Amendment shall remain in full force and effect

k.	Waiver of Rights. In order to be effective, any waiver, by either Party, of any right under this Amendment, must be in writing and signed by an authorised representative of the Party making the waiver. Failure of McGill or Licensee to enforce a right or strict performance under this Amendment shall not be deemed to prevent McGill or Licensee from subsequently asserting or exercising any right or from requiring strict performance. Waiver or failure to enforce shall not affect the validity of this Amendment.

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l.	Extended Operation. This Amendment shall be binding upon the parties, their heirs, agents, successors and permitted assigns.

m.	Survival. The provisions of Section 2 of this Amendment shall survive any termination or expiration of this Amendment.

n.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and executed in Montréal, Province of Québec, Canada, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile, which shall be deemed an original.

o.	Language of This Amendment. This Amendment is drawn up in English at the request of the parties. Le présent contrat est rédigé en anglais à la demande des parties.

Signed in Montréal, Province of Québec, Canada.

The Royal Institution for the Advancement of Learning/McGill University	IASO BIOMED INC.

/s/ Mark Weber	/s/ Dick Schell
Mark Weber	Dick Schell
Associate Director, Invention Development and Entrepreneurship Assistance	President and CEO

August 23, 2016	August 18, 2016
Date	Date

/s/ Agnes Coquet	/s/ Rebecca S. Rice
Witness	Witness

4834-1051-2951, v. 1

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